EXHIBIT 5.19

[Letterhead of Michael Best & Friedrich LLP]

October 21, 2005

REM Health of Wisconsin, Inc.	REM Health of Wisconsin II, Inc.
c/o National MENTOR, Inc.	c/o National MENTOR, Inc.
313 Congress Street, 5th Floor	313 Congress Street, 5th Floor
Boston, Massachusetts 02210	Boston, Massachusetts 02210

REM Wisconsin, Inc.	REM Wisconsin II, Inc.
c/o National MENTOR, Inc.	c/o National MENTOR, Inc.
313 Congress Street, 5th Floor	313 Congress Street, 5th Floor
Boston, Massachusetts 02210	Boston, Massachusetts 02210

REM Wisconsin III, Inc.
c/o National MENTOR, Inc.
313 Congress Street, 5th Floor
Boston, Massachusetts 02210

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to REM Health of Wisconsin, Inc., a Wisconsin corporation (“Guarantor A”), REM Health of Wisconsin II, Inc., a Wisconsin corporation (“Guarantor B”), REM Wisconsin, Inc., a Wisconsin corporation (“Guarantor C”), REM Wisconsin II, Inc., a Wisconsin corporation (“Guarantor D”), and REM Wisconsin III, Inc., a Wisconsin corporation (“Guarantor E”) (Guarantor A, Guarantor B, Guarantor C, Guarantor D and Guarantor E are hereinafter collectively referred to as “Wisconsin Guarantors” and each as a “Wisconsin Guarantor”), in connection with the Wisconsin Guarantors’ proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 9-5/8% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”).  The Exchange Notes are to be issued by National MENTOR, Inc., a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 21, 2005, under the Securities Act of 1933, as amended (the “Securities Act”).  The obligations of the Issuer under the Exchange Notes will be guaranteed by the Wisconsin Guarantors (the “Guarantee”), along with other guarantors.  The Exchange Notes and the guarantees are to be issued pursuant to the Indenture, dated as of November 4, 2004 (the

Michael Best & Friedrich LLP

REM Health of Wisconsin, Inc.

REM Health of Wisconsin II, Inc.

REM Wisconsin, Inc.

REM Wisconsin II, Inc.

REM Wisconsin III, Inc.

October 21, 2005

“Indenture”), among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments (i) the articles of incorporation and by-laws of each Wisconsin Guarantor, (ii) a written consent of the board of directors of each Wisconsin Guarantor with respect to its issuance of the Guarantee, (iii) the Registration Statement and (iv) the Indenture.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor, the due authorization of all documents by the parties thereto other than the Guarantor, and the execution and delivery of all documents by the parties thereto. We have also assumed that there is no oral or written agreement, understanding, course of dealing, or usage of trade that affects the rights and obligations of the parties set forth in the Indenture or that would have an effect on the opinions expressed herein. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Wisconsin Guarantors and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies (iv) any law except the laws of the State of Wisconsin and the Wisconsin case law decided thereunder and (v) the “Blue Sky” laws and regulations of the State of Wisconsin.

Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.     Based solely on certificates of status, each dated October 13, 2005 (collectively, the “Certificates of Status”), issued by the Deputy Administrator, Division of Corporate & Consumer Services, of the Wisconsin Department of Financial Institutions, with respect to the Wisconsin Guarantors, each Wisconsin Guarantor is a business corporation validly

Michael Best & Friedrich LLP

REM Health of Wisconsin, Inc.

REM Health of Wisconsin II, Inc.

REM Wisconsin, Inc.

REM Wisconsin II, Inc.

REM Wisconsin III, Inc.

October 21, 2005

existing under the laws of the State of Wisconsin, each has filed its most recent required annual report, and neither has filed articles of dissolution, with the Wisconsin Department of Financial Institutions.

2.     The Indenture has been duly authorized, executed and delivered by each Wisconsin Guarantor.  The Indenture is a valid and binding obligation of each Wisconsin Guarantor and is enforceable against each Wisconsin Guarantor in accordance with its terms.

3.     When (i) the Registration Statement has been declared effective; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the existing 9-5/8% Senior Subordinated Notes due 2012, the Guarantee of the Exchange Notes will be a valid and binding obligation of each Wisconsin Guarantor, enforceable against each Wisconsin Guarantor in accordance with its terms.

4.     The execution and delivery of the Indenture by each Wisconsin Guarantor and the performance by each Wisconsin Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation or bylaws of any Wisconsin Guarantor or (ii) any statute or governmental rule or regulation of the State of Wisconsin which is known by us to be applicable to any Wisconsin Guarantor.

5.     No consent, waiver, approval, authorization or order of any State of Wisconsin court or governmental authority of the State of Wisconsin is required for the issuance by any Wisconsin Guarantor of the Guarantee, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Wisconsin be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

Michael Best & Friedrich LLP

REM Health of Wisconsin, Inc.

REM Health of Wisconsin II, Inc.

REM Wisconsin, Inc.

REM Wisconsin II, Inc.

REM Wisconsin III, Inc.

October 21, 2005

We hereby consent to the filing of this opinion with the commission as Exhibit 5.19 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Michael Best & Friedrich LLP